Exhibit 10.2

3427-02

United Air Lines, Inc.

PO Box 60100

Chicago, IL 60601-0100

Subject:	Model 787 Open Configuration Matters

Reference:	Purchase Agreement No. 3427 (Purchase Agreement) between The Boeing Company (Boeing) and United Air Lines, Inc. (Customer) relating to Model 787-8 aircraft (Aircraft)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

1. Aircraft Configuration.

1.1 Initial Configuration. The initial configuration of Customer’s Model 787-8/9 Aircraft has been defined by Boeing Model 787 Airplane [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] as described in Article 1, Table 1 and Exhibit A of the Purchase Agreement. Given the long period of time between Purchase Agreement signing and delivery of the first Aircraft, the final configuration of the Customer’s Aircraft has not yet been defined.

1.2 Final Configuration Schedule. Customer and Boeing hereby agree to complete the configuration of the Aircraft using the then current Model 787 Airplane Configuration Specification document and selections from the then current 787 Airplane Descriptions and Selections document (Final Configuration) in accordance with the following schedule:

1.2.1 Subject to the provisions of Article 1.2.2, below, Final Configuration shall be completed no later than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] months prior to delivery of the first Aircraft. Customer may request changes to the Final Configuration anytime after the completion of such Final Configuration and Boeing may agree to incorporate such requested changes, subject to Boeing’s pricing and offerability process.

P.A. No. 3427
787_Open_Configuration_Matters
BOEING / UNITED PROPRIETARY

1.2.2 If Customer wishes to include installation of Customer’s BFE premium class seats in the configuration of the Aircraft, Customer shall give written notice to Boeing of its intent to install BFE premium class seats no later than 27 months prior to delivery of the first Aircraft. No later than 24 months prior to delivery of the first Aircraft, [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

2. Amendment of the Purchase Agreement.

Within thirty (30) days following Final Configuration Boeing and Customer will execute a written amendment to the Purchase Agreement which will reflect the following:

2.1 Changes applicable to the basic Model 787 aircraft which are developed by Boeing between the date of signing of the Purchase Agreement and date of Final Configuration (Baseline Changes);

2.2 Incorporation into Exhibit A of the Purchase Agreement those Optional Features as defined in Exhibit C to the Purchase Agreement which have been agreed to by Customer and Boeing (Customer Configuration Changes);

2.3 Revisions to the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] to reflect the effects, if any, on Aircraft performance of the incorporation of the Customer Configuration Changes;

2.4 Changes to the Optional Features Price, and its corresponding changes to the Aircraft Basic Price and the Advance Payment Base Price of the Aircraft to adjust for (i) the difference, if any, between the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] included in the Aircraft Basic Price for seats, lavatories, galleys, partitions and closets (Interior Items) and the price of the Interior Items (quantity, design and supplier) reflected in the Customer Configuration Changes; and (ii) the difference, between the estimated amount of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] reflected in the Aircraft Basic Price and the actual prices of the optional features reflected in the Customer Configuration Changes; and

2.5 Changes to the Advance Payment Base Price of the Aircraft to adjust for the difference between the estimated amount of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] for In-Flight Entertainment (IFE) and the price of the IFE reflected in the Customer Configuration Changes.

3. Confidential Treatment.

Customer and Boeing understand that certain commercial and financial information contained in this Letter Agreement are considered by Boeing and Customer as confidential and are subject to the terms and conditions set forth in Letter Agreement No. 6-1162-IRS-0182.

BOEING / UNITED PROPRIETARY

Very truly yours,

THE BOEING COMPANY

By	/s/ Nobuko Wiles

Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:	February 19, 2010

UNITED AIR LINES, INC.

By	/s/ Kathryn A. Mikells

Its	Executive Vice President and Chief Financial Officer

BOEING / UNITED PROPRIETARY